AGREEMENT AND PLAN OF STOCK EXCHANGE

This Agreement and Plan of Stock Exchange ("Agreement"), is made and entered into this 31st day of March 2010, by and among FOUR STAR HOLDINGS, INC., a Florida Corporation ("FOUR STAR HOLDINGS"), and FOUR STAR REALTY, LLC, an Alabama Limited Liability Company ("FOUR STAR REALTY”). FOUR STAR HOLDINGS, and FOUR STAR REALTY are hereinafter sometimes collectively referred to as the "Parties."

RECITALS:

A.           FOUR STAR HOLDINGS desires to acquire all of the issued and outstanding member interests of FOUR STAR REALTY, through a Stock Exchange with and into FOUR STAR HOLDINGS (the "Stock Exchange"), with FOUR STAR HOLDINGS as the surviving corporation of the Stock Exchange.

B.           It is the intention of the parties hereto that: (i) the Stock Exchange shall qualify as a tax free reorganization under Section 338 of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and the parties intend this Agreement to qualify as a "plan of reorganization" within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a), and (ii) the Stock Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the FOUR STAR HOLDINGS Security Holders reside.

C.           The board of directors of each of FOUR STAR HOLDINGS, and FOUR STAR REALTY and the FOUR STAR HOLDINGS Security Holders each deem it to be in the best interests of FOUR STAR HOLDINGS and FOUR STAR REALTY and their respective shareholders and members to consummate the Stock Exchange, as a result of which FOUR STAR HOLDINGS shall acquire all of the issued and outstanding membership interests of FOUR STAR REALTY.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

"Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Stock Exchange and/or the Parties.”

"Articles of Stock Exchange" shall mean the certificate of Stock Exchange of FOUR STAR REALTY with and into FOUR STAR HOLDINGS.”

"Business Day" shall mean any day, excluding Saturday or Sunday or any other day on which national banks located in Alabama and Florida shall be closed for business.”

"dollar" and "$" means lawful money of the United States of America.”

"FOUR STAR HOLDINGS Common Stock" shall mean the shares of common stock of FOUR STAR HOLDINGS, no par value per share.”

                     "FOUR STAR HOLDINGS Fully-Diluted Common Stock" means, as at the time in question, the maximum number shares of FOUR STAR HOLDINGS Common Stock that are issued and outstanding, after giving effect to: (a) the issuance of all of the Stock Exchange Shares; and (b) the issuance of any other shares of FOUR STAR HOLDINGS Common Stock that are issuable upon conversion of any FOUR STAR HOLDINGS notes or shares of FOUR STAR HOLDINGS Preferred Stock, or upon the exercise of options, warrants or other rights to purchase shares of FOUR STAR HOLDINGS capital stock, but only to the extent that such securities are (i) outstanding as at the Effective Time of the Stock Exchange, or (ii) issued subsequent to the Effective Time of the Stock Exchange.”

"Effective Time" shall mean the date upon which the Stock Exchange of FOUR STAR HOLDINGS into FOUR STAR REALTY shall be consummated pursuant to the filing of the Articles of Stock Exchange with the Secretary of State of Florida.”

"Exchange Act" means the Securities Exchange Act of 1934, as amended.”

"GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.”

"Knowledge" means the knowledge after reasonable inquiry.”

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.”

"Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a consolidated whole.”

"Stock Exchange Shares" shall mean that number of shares of FOUR STAR HOLDINGS Common Stock or Preferred Stock to be issued to the FOUR STAR REALTY Membership Holders on the Closing Date and at the Effective Time of the Stock Exchange.”

"Person" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.”

"FOUR STAR REALTY Membership Interests" shall mean the Membership Interests of FOUR STAR REALTY.”

"FOUR STAR REALTY Managing Member" shall mean the Managing Member of FOUR STAR REALTY.”

"FOUR STAR REALTY Membership Interests" means, as at the date in question, all of the issued and outstanding Member Interests of FOUR STAR REALTY.”

"FOUR STAR REALTY Membership Holders" means the collective reference to all of the record holders of the FOUR STAR REALTY Membership Interests at the Effective Time of the Stock Exchange, including the FOUR STAR REALTY Managing Members.”

"Stock Subscription Agreement" means that certain agreement by and between FOUR STAR HOLDINGS and the FOUR STAR REALTY Membership Holders providing for the acquisition by the FOUR STAR HOLDINGS Security Holders of the FOUR STAR REALTY Membership Interests.”

"Surviving Entity" shall mean FOUR STAR HOLDINGS as the surviving entity in the Stock Exchange as provided in Section 1.1.”

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any responsibility for the payment of any amounts of the type described in clause (i)  above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any responsibility for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.”

"Tax Return" means any return, declaration,· form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.”

THE STOCK EXCHANGE

SECTION 1. THE STOCK EXCHANGE: EFFECTIVE TIME.

1.1 The Stock Exchange. At the Effective Time and subject to and upon the terms and conditions of this Agreement, FOUR STAR REALTY shall merge with and into FOUR STAR HOLDINGS, the separate corporate existence of FOUR STAR REALTY shall cease and FOUR STAR HOLDINGS shall continue as the Surviving Entity, with FOUR STAR REALTY as a fully owned subsidiary of FOUR STAR HOLDINGS. The Effective Time of the Stock Exchange shall occur upon the filing of the Articles of Stock Exchange executed in accordance with the applicable provisions of the Corporate Law and  the Secretary of State of Florida, or at such later time as may be agreed to by FOUR STAR HOLDINGS and FOUR STAR REALTY and specified in the Certificate of Stock Exchange subject to the satisfaction or waiver of each of the conditions set forth in Section 4. The date on which the Effective Time occurs is referred to as the "Effective Date." Provided that this Agreement has not been terminated, the Parties will cause the Articles of Stock Exchange to be filed on the Closing Date, as hereafter defined in Section 1.3.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, all FOUR STAR REALTY Membership Interests shall be converted into the right to receive the Stock Exchange Shares existing and to be issued by FOUR STAR HOLDINGS.

(b)           Exchange Agent. , Joseph L. Pittera, Esq. shall act as the exchange agent
(the "Exchange Agent") for the purpose of exchanging FOUR STAR REALTY Membership Interests for the Stock Exchange Shares. At or within thirty (30) days after the Effective Date, FOUR STAR HOLDINGS shall deliver to the Exchange Agent certificates evidencing the Stock Exchange Shares. The Stock Exchange Shares issued at the Effective Time of the Stock Exchange shall be registered in the names of the FOUR STAR REALTY Membership Holders.

1.2           Conversion of Securities.

(a)           Conversion of FOUR STAR REALTY Membership Interests. At the Effective Time, by virtue of the Stock Exchange and without any action on the part of FOUR STAR HOLDINGS, FOUR STAR REALTY or the holders of any of their respective securities:

(i)  Each one of the Membership Interests of FOUR STAR REALTY issued and outstanding immediately prior to the Effective Time shall be converted into a total of 38,000 common shares of FOUR STAR HOLDINGS to be distributed among the FOUR STAR REALTY Membership Holders according to the list attached hereto as Exhibit “A.”

(ii)  All FOUR STAR REALTY Membership Interests shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such FOUR STAR REALTY Membership Interests shall cease to have any rights with respect thereto, except the right to receive the Stock Exchange Shares to be issued pursuant to this Section 1.2(a) (fractional shares may be issued rounded to the hundredth decimal point) upon the surrender of such certificate in accordance with Section 1.8, without interest.

(iii)   Each FOUR STAR REALTY Membership Interest that immediately prior to the Effective Time is held by FOUR STAR REALTY as a treasury share shall be cancelled and retired without payment of any consideration therefore and without any conversion thereof into a right to receive the Stock Exchange Shares.

1.3           Closing.

The closing of the Stock Exchange (the "Closing") will take place at the offices of Joseph L. Pittera Esq., counsel to FOUR STAR REALTY, at their office in Torrance, California, within one (1) Business Day following the satisfaction or waiver of the conditions precedent set forth in Section 4 or at such other date as FOUR STAR HOLDINGS, and FOUR STAR REALTY shall agree (the "Closing Date"), but in no event shall the Closing Date occur later than March 31, 2010.

1.4           Effect Of The Stock Exchange.

                At the Effective Time, all the properties, rights, privileges, powers and franchises of FOUR STAR REALTY shall vest in FOUR STAR HOLDINGS, and all debts, liabilities and duties of FOUR STAR REALTY shall become the debts, liabilities and duties of FOUR STAR HOLDINGS.

1.5           Certificate Of Incorporation and Bylaws; Directors And Officers. Prior to the Effective Time of the Stock Exchange:

(a)           The Certificate of Incorporation of FOUR STAR HOLDINGS are made a part hereof shall be the Certificate of Incorporation of FOUR STAR HOLDINGS following the Stock Exchange. The Bylaws of FOUR STAR HOLDINGS are made a part hereof shall be the Bylaws of FOUR STAR HOLDINGS following the Stock Exchange.

(b)           The initial board of directors of FOUR STAR REALTY subsequent to the Stock Exchange shall consist of Bobby R. Smith, Jr. and Fran Mize. The officers of FOUR STAR HOLDINGS prior to the Stock Exchange shall be the current officers of FOUR STAR HOLDINGS.

1.6           Further Actions.

(a)           After closing and upon issuance of FOUR STAR HOLDINGS Common Stock to Security Holders FOUR STAR REALTY shall transfer its outstanding member interests to FOUR STAR HOLDINGS.

(b)           If, at any time after the Effective Time, FOUR STAR HOLDINGS considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm (of record or otherwise) in FOUR STAR HOLDINGS its right, title or interest in, to or under any of the rights, properties, or assets of FOUR STAR REALTY, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of FOUR STAR HOLDINGS will be authorized to execute and deliver, in the name and on behalf of each of FOUR STAR REALTY and FOUR STAR HOLDINGS, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of FOUR STAR REALTY and FOUR STAR HOLDINGS, all such other actions and things as the Board of Directors of FOUR STAR HOLDINGS may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in FOUR STAR HOLDINGS or otherwise to carry out the intent and purposes of this Agreement.

1.7           Restrictions On Resale

( a)           The Stock Exchange Shares. The Stock Exchange Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) FOUR STAR HOLDINGS receives an opinion of counsel for the stockholder, reasonably satisfactory to counsel for FOUR STAR HOLDINGS, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Stock Exchange Shares to be issued on the Effective Date pursuant to this Agreement shall contain a legend substantially as follows:

"THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT."

1.8           Exchange of Certificates.

(a)           After the Effective Time and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the FOUR STAR REALTY Member Holders, the FOUR STAR REALTY Member Holders shall be required to surrender all their FOUR STAR REALTY Membership Interests to the Exchange Agent, and the FOUR STAR REALTY Member Holders shall be entitled upon such surrender to receive in exchange therefor certificates representing the number of Stock Exchange Shares into which the FOUR STAR REALTY Membership Interests theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate, which, prior to the Effective Time, represented FOUR STAR REALTY Membership Interests, shall be deemed for all corporate purpose, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Stock Exchange Shares for which such FOUR STAR REALTY Membership Interests have been so exchanged. No dividend payable to holders of Stock Exchange Shares of record as of any Date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented FOUR STAR REALTY Membership Interests, until such certificate or certificates representing all the relevant FOUR STAR REALTY Membership Interests, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b)           All Stock Exchange Shares for which the FOUR STAR REALTY Member Interests shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the FOUR STAR REALTY Member Interests.

(c)           On the Effective Date, the stock transfer book of FOUR STAR REALTY shall be deemed to be closed and no transfer of FOUR STAR REALTY Membership Interests shall thereafter be recorded thereon.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF FOUR STAR REALTY

FOUR STAR REALTY hereby represents and warrants as follows:

2.1 Organization and Good Standing: Ownership of Shares. FOUR STAR REALTY is a limited liability corporation duly organized and validly existing under the laws of the State of Alabama. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating FOUR STAR REALTY to issue, sell or transfer any Membership Interests of FOUR STAR REALTY other than those represented in Schedule A.

2.2 Corporate Authority. FOUR STAR REALTY has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of FOUR STAR REALTY. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which FOUR STAR REALTY is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to FOUR STAR REALTY or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or bylaws of FOUR STAR REALTY.

2.3 Ownership of Shares. The FOUR STAR REALTY Member Holders are the owners of record and beneficially of all of the issued and outstanding Membership Interests of FOUR STAR REALTY Member Interests, which FOUR STAR REALTY Membership Interests, to the best of FOUR STAR REALTY's knowledge, are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

2.4 Financial Statements, Books and Records.  Will consist of the unaudited financial Statements (balance sheet, income Statement, notes) of FOUR STAR REALTY as of the Closing Date (the "Financial Statements"). The Financial Statements fairly represent the financial position of FOUR STAR REALTY as at such Dates and the results of their operations for the periods then ended. The books of account and other financial records of FOUR STAR REALTY are in all respects complete and correct in all material respects and are maintained in accordance with good business and accountings practices, and are capable of being audited.

2.5           Access to Records. The corporate financial records, minute books and other documents and records of FOUR STAR REALTY have been made available to FOUR STAR HOLDINGS prior to the Closing hereof.

2.6           No Material Adverse Changes. Between the execution and Closing of this Agreement, there shall not have been:

(a)           any material adverse change in the financial position of FOUR STAR REALTY except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of FOUR STAR REALTY;

(b)           any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of FOUR STAR REALTY whether or not covered by insurance;

(c)           any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of FOUR STAR REALTY capital stock;

(d)           any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by FOUR STAR REALTY of any properties or assets, other than as set forth in Sections 2.13 or 2.14 below; or

(e)           adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.7      Taxes.  FOUR STAR REALTY as of the Closing Date, has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date and there are no deficiency notices outstanding.

2.8      Compliance with Laws. FOUR STAR REALTY has complied with all federal, State, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of FOUR STAR REALTY.

2.9       No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(a) violate any provision of the Articles of Incorporation or Bylaws of FOUR STAR REALTY;

(b) violate, conflict with or result in the breach of any of the Terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which FOUR STAR REALTY is a party or by or to which it or any of its assets or properties may be bound or subject;

(c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, FOUR STAR REALTY or upon the properties or business of FOUR STAR REALTY; or

(d)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of FOUR STAR REALTY.

2.10     Actions and Proceedings. FOUR STAR REALTY is not a party to any material pending litigation or, to its knowledge, any governmental investigation or proceeding not reflected in the FOUR STAR REALTY Financial Statements, and to its best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against FOUR STAR REALTY.

2.11     Agreements. There are no material contract or arrangement to which FOUR STAR REALTY is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

2.12    Brokers or Finders. No broker's or finder's fee will be payable by FOUR STAR REALTY in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by FOUR STAR REALTY or any of its Shareholders.

2.13    Real Estate. FOUR STAR REALTY owns no real property.

2.14   Tangible Assets. FOUR STAR REALTY has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by FOUR STAR REALTY, any related capitalized items or other tangible property material to the business of FOUR STAR REALTY (the "Tangible Assets"). FOUR STAR REALTY holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the Date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of FOUR STAR REALTY and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation.

2.15   Liabilities. FOUR STAR REALTY did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statement except for specific Liabilities set forth in the Unaudited Financial Statements and as declared in Schedule A. As of the Date of Closing, FOUR STAR REALTY will not have any further Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements and as per Schedule A except for Liabilities incurred in the ordinary course of business. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

2.16   Operations of FOUR STAR REALTY. Between the execution and Closing of this Agreement, FOUR STAR REALTY shall not have:

(a)           incurred any indebtedness or borrowed money;

(b)          declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(c)           made any loan or advance to any shareholder, officer, director, employee, consultant, agent Of other representative or made any other loan or advance otherwise than in the ordinary course of business;

(d)           except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(e)           disposed of any assets of FOUR STAR REALTY except in the ordinary course of business;

(f)            materially increased the annual level of compensation of any executive employee of FOUR STAR REALTY;

(g)           increased, terminated, amended or otherwise modified any plan for the benefit of employees of FOUR STAR REALTY;

(h)           issued any member interests or rights to acquire such equity securities; or

(i)           except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

2.17     Capitalization. The authorized capital stock of FOUR STAR REALTY consists of ____________ of FOUR STAR REALTY of which (a) _______________ Member Interests of FOUR STAR REALTY have been issued to Frances Mize, and Bobby R. Smith, Jr. FOUR STAR REALTY has not granted, issued or agreed to grant, issue or make any other commitments of any character relating to the issued or unissued Membership Interests of capital stock of FOUR STAR REALTY, (b) and ___________ Member Interests are issued and outstanding as of March 25, 2010.

2.18     Full Disclosure. No representation or warranty by FOUR STAR REALTY in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written Statement, certificate or instrument furnished or to be furnished by FOUR STAR REALTY pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue Statement of a material fact or omits or will omit to State any fact necessary to make any Statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of FOUR STAR REALTY.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF FOUR STAR HOLDINGS

FOUR STAR HOLDINGS hereby represents and warrants as to itself and FOUR STAR HOLDINGS as follows:

3.1 Organization and Good Standing. FOUR STAR HOLDINGS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

3.2 Corporate Authority. Each has the corporate power to enter into this Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of FOUR STAR HOLDINGS as required by Florida law and the directors and shareholders of FOUR STAR HOLDINGS as required by Florida law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which FOUR STAR HOLDINGS is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to FOUR STAR HOLDINGS or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or Bylaws of FOUR STAR HOLDINGS or FOUR STAR HOLDINGS.

3.3           Capitalization: Purchase of FOUR STAR HOLDINGS Shares by FOUR STAR REALTY Security Holders: Initial Financing and Stock Exchange Shares.

(a)           As of the date of this Agreement, FOUR STAR HOLDINGS is authorized to issue 100,000,000 shares of FOUR STAR HOLDINGS Common Stock, no par value per share, and 15,000,000 shares of FOUR STAR HOLDINGS Preferred Stock, $.001 par value per share, of which approximately (i) 22,276,078 shares of FOUR STAR HOLDINGS Common Stock and (ii) no shares of FOUR STAR HOLDINGS Preferred Stock are issued and outstanding.

(b)           Immediately prior to the Effective Time of the Stock Exchange, FOUR STAR REALTY shall provide to FOUR STAR HOLDINGS completed and executed copies of the Investor Questionnaire and the Stock Subscription Agreement.

(c)           There are no outstanding warrants, issued stock options, stock rights or other commitments of any character relating to the issued or unissued shares of either Common Stock or Preferred Stock of FOUR STAR HOLDINGS, other than those which are set forth in Section 3.3(e) below.

                (d)           At the Closing, the Stock Exchange Shares to be issued and delivered to the FOUR STAR REALTY Security Holders hereunder will when so issued and delivered, constitute valid and legally issued shares of FOUR STAR HOLDINGS Common Stock, fully paid and non-assessable. The Stock Exchange Shares issuable to such FOUR STAR REALTY Security Holders shall represent approximately ___% of the FOUR STAR HOLDINGS Fully-Diluted Common Stock as at the Effective Time of the Stock Exchange.

3.4          Compliance with Laws. FOUR STAR HOLDINGS has complied with all federal, State, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of FOUR STAR HOLDINGS or the trading market for the FOUR STAR HOLDINGS Shares and specifically, and FOUR STAR HOLDINGS has complied with provisions for registration under the Securities Act of 1933 and all applicable blue sky laws in connection with its public stock offering and there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

3.5        Actions and Proceedings. FOUR STAR HOLDINGS is not a party to any material pending litigation or, to its knowledge, any governmental proceedings that are threatened against FOUR STAR HOLDINGS, except as set forth on Schedule 3.5 attached hereto and made a part hereof.

3.6           Access to Records. The corporate financial records, minute books, and other documents and records of FOUR STAR HOLDINGS have been made available to FOUR STAR REALTY prior to the Closing hereof.

3.7           No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(a)           violate any provision of the Articles of Incorporation or Bylaws of FOUR STAR HOLDINGS;

(b)           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which FOUR STAR HOLDINGS is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, FOUR STAR HOLDINGS or upon the securities, properties or business to FOUR STAR HOLDINGS; or

(d)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

3.8       Brokers or Finders. No broker's or finder's fee will be payable by FOUR STAR HOLDINGS in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of FOUR STAR HOLDINGS.

3.9       Authority to Execute and Perform Agreements. FOUR STAR HOLDINGS has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of FOUR STAR HOLDINGS enforceable in accordance with its Terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by FOUR STAR HOLDINGS of this Agreement, in accordance with its respective Terms and conditions will not:

(a)           require the approval or consent of any governmental or regulatory body or the approval or consent of any other person;

               (b)           conflict with or result in any breach or violation of any of the Terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to FOUR STAR HOLDINGS, or any instrument, contract or other agreement to which FOUR STAR HOLDINGS is a party or by or to which FOUR STAR HOLDINGS is bound or subject; or

               (c)           result in the creation of any lien or other encumbrance on the assets or properties of FOUR STAR HOLDINGS.

3.10      Full Disclosure. No representation or warranty by FOUR STAR HOLDINGS in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written Statement, certificate or instrument furnished or to be furnished by FOUR STAR HOLDINGS pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue Statement of a material fact or omits or will omit to State any fact necessary to make any Statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of FOUR STAR HOLDINGS.

SECTION 4. CONDITIONS PRECEDENT

4.1       Conditions Precedent to the Obligation of FOUR STAR REALTY. All obligations of FOUR STAR REALTY and the FOUR STAR REALTY Member Holders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions (anyone of which may be waived at Closing by FOUR STAR REALTY):

(a)           The representations and warranties by or on behalf of FOUR STAR HOLDINGS contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

(b)           FOUR STAR HOLDINGS shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(c)           On the Closing Date, an executive officer of FOUR STAR HOLDINGS shall have delivered to FOUR STAR REALTY a certificate, duly executed by such Person and certifying, that to the best of such Person's knowledge and belief, the representations and warranties of FOUR STAR HOLDINGS set forth in this Agreement are true and correct in all material respects.

(d)           On or before the Closing, the Board of Directors and the shareholders of FOUR STAR HOLDINGS shall have approved, in accordance with applicable law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable FOUR STAR HOLDINGS to comply with the Terms of the Agreement

(e)           The Stock Exchange shall be permitted by applicable law and FOUR STAR HOLDINGS shall have sufficient shares of FOUR STAR HOLDINGS Common Stock authorized to complete the Stock Exchange.

(f)           At the Closing, all instruments and documents delivered to FOUR STAR REALTY and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for FOUR STAR REALTY.

(g)           The Stock Exchange Shares to be issued to the Shareholders of FOUR STAR REALTY at Closing will be validly issued, non-assessable and fully paid for and will be issued in a non-public offering and exempt Stock Exchange transaction in Compliance with all federal and State securities laws, bearing a restrictive legend, as is more fully set forth herein.

4.2 Conditions Precedent to the Obligations of FOUR STAR HOLDINGS. All obligations of FOUR STAR HOLDINGS under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions (anyone of which may be waived at Closing by FOUR STAR HOLDINGS):

(a)           The representations and warranties by FOUR STAR REALTY contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

(b)            FOUR STAR REALTY and the FOUR STAR REALTY Membership Holders shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

(c)           On the Closing Date, one of the FOUR STAR REALTY Managing Members shall have delivered to FOUR STAR HOLDINGS a certificate, duly executed by such Person and certifying, that to the best of such Person's knowledge and belief, the representations and warranties of FOUR STAR REALTY set forth in this Agreement are true and correct in all material respects.

(d)           The holders of a majority of the issued and outstanding Member Interests of FOUR STAR REALTY Membership Interests shall have approved, ratified and confirmed this Agreement, the Stock Exchange and all of the transactions contemplated hereby, all in accordance with applicable Alabama law.

SECTION 5. COVENANTS

5.1        Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

5.2        Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.3       Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, FOUR STAR HOLDINGS, and FOUR STAR REALTY and the respective parties Principal Executive Officers agree to keep confidential any information disclosed to each other in connection therewith for a period of three (3) years from the Date hereof; provided, however, such obligation shall not apply to information which:

(i)           at the time of the disclosure was public knowledge;

(ii)           is required to be disclosed publicly pursuant to any applicable Federal or State securities laws;

(iii)           after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

(iv)           the receiving party had within its possession at the time of disclosure; or

(v)           is ordered disclosed by a Court of proper jurisdiction.

5.4     Stock Certificates. Within thirty (30) days of the Closing or a time frame as determined by SEC regulatory requirements for filings etc., the FOUR STAR HOLDINGS Security Holders shall have delivered the certificates representing the FOUR STAR HOLDINGS Securities duly endorsed (or with executed stock powers) so as to make FOUR STAR REALTY the sole owner thereof. Further, within thirty (30) days of such Closing, FOUR STAR HOLDINGS shall issue to the FOUR STAR REALTY Membership Holders the Stock Exchange Shares.

5.5    Filing of Certificate of Stock Exchange. The Articles of Stock Exchange shall have been filed in the office of the Secretary of State for the State of Florida.

5.6      Board of Directors. A list of the initial board of directors of FOUR STAR REALTY subsequent to the Stock Exchange shall be provided by FOUR STAR REALTY prior to the Closing. Such initial members of the board of directors shall serve until the earlier of their death, resignation or removal or until the next annual meeting of the stockholders of FOUR STAR REALTY, when their respective successors are duly appointed and qualified. The officers of FOUR STAR REALTY subsequent to the Stock Exchange shall be the current officers of FOUR STAR REALTY.

5.7     Indemnification of Officers and Directors. It is the intention of the Parties that FOUR STAR HOLDINGS and FOUR STAR REALTY shall indemnify its officers and directors to the fullest extent permitted by law, as applicable. In such connection, the Parties agree not to amend the Certificates of incorporation or Bylaws of either FOUR STAR HOLDINGS or FOUR STAR REALTY if such amendment shall have the effect of reducing, terminating or otherwise adversely affecting the indemnification rights and privileges applicable to officers and directors of each of FOUR STAR HOLDINGS and FOUR STAR REALTY, as the same are in effect Immediately prior to the Effective Time of the Stock Exchange.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

            Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for three (3) years following the Closing.

SECTION 7. DOCUMENTS AT CLOSING AND THE CLOSING

7.1           Documents at Closing At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

(a)           FOUR STAR REALTY will deliver, or will cause to be delivered, to FOUR STAR HOLDINGS the following:

(i) a certificate executed by the Managing Member of FOUR STAR REALTY to the effect that all representations and warranties made by FOUR STAR REALTY under this Agreement are true and correct as of the Closing, the same as though originally given to FOUR STAR HOLDINGS on said Date;

(ii)           a certificate from the State of Alabama Dated at or about the Closing to the effect that FOUR STAR REALTY is validly existing under the laws of said State;

(iii)           Membership Interests representing those Member Interests of FOUR STAR REALTY to be exchanged for the Stock Exchange Shares.

(iv)           all other items, the delivery of which is a condition precedent to the obligations of FOUR STAR HOLDINGS, as set forth in Section 4.

(b)           FOUR STAR HOLDINGS will deliver or cause to be delivered to FOUR STAR REALTY and the FOUR STAR REALTY Security Holders:

(i) a certificate from FOUR STAR HOLDINGS executed by the President or Secretary of FOUR STAR HOLDINGS, to the effect that all representations and warranties of FOUR STAR HOLDINGS made under this Agreement are true and correct as of the Closing, the same as though originally given to FOUR STAR REALTY on said Date;

(ii) certified copies of resolutions by FOUR STAR HOLDINGS Board of Directors authorizing this transaction;

(iii)           certificates from the Florida Secretary of State Dated at or about the Closing Date that FOUR STAR HOLDINGS are in good standing under the laws of said State; and

(iv)           all other items, the delivery of which is a condition precedent to the obligations of FOUR STAR REALTY, as set forth in Section 4 hereof.

SECTION 8. MISCELLANEOUS

8.1            Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

8.2           Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

8.3           Assignment. This Agreement is not assignable except by operation of law.

8.4           Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

To:    FOUR STAR HOLDINGS:

Bobby R. Smith, Jr., Four Star Holdings, Inc., 100 Four Star Lane, Odenville, AL 35120

To:     FOUR STAR REALTY AND THE FOUR STAR REALTY PRINCIPAL EXECUTIVE OFFICERS:

Fran Mize, Four Star Realty, LLC, 100 Four Star Lane, Odenville, AL 35120

Any notice or Statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

8.5       Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

8.6        Arbitration. The parties hereby agree that any dispute or cause of action arising under this Agreement shall be settled by arbitration conducted by one arbitrator. The arbitrator shall be acceptable to both FOUR STAR REALTY and FOUR STAR HOLDINGS. If an arbitrator cannot be agreed upon as provided in the preceding sentence, an arbitrator will be appointed. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. Any such arbitration shall be held exclusively in Florida.

8.7        Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

8.8       Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

8.9           Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.10         Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.11         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

8.12         Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

8.13          Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this agreement on the Date first above written.

FOUR STAR HOLDINGS, INC.

By: /s/ Bobby R. Smith, Jr.
    Name: Bobby R. Smith, Jr.
Its:      Chief Executive Officer
Date:   March 31, 2010

FOUR STAR REALTY, LLC

By: /s/  Frances  Mize
Name:  Frances Mize
Its:       Managing Member
Date:   March 31, 2010